                                                                    EXHIBIT 10.1


                          SECURITIES PURCHASE AGREEMENT

         SECURITIES PURCHASE AGREEMENT (the "AGREEMENT"), dated as of
October 25, 2000, by and among Applied Digital Solutions, Inc., a Missouri corporation, with headquarters located at 400 Royal Palm Way, Suite 410, Palm Beach, Florida, 33480 (the "COMPANY"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "BUYER" and collectively, the "BUYERS").

         WHEREAS:

         A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "1933 ACT");

         B. The Company has authorized the following new series of its preferred stock, $.001 par value per share: the Series C convertible preferred stock (the "PREFERRED STOCK"), which series shall be further divided into two subseries, designated the "Series C-1 convertible preferred stock" (the "SERIES C-1 PREFERRED STOCK") and the "Series C-2 convertible preferred stock" (the "SERIES C-2 PREFERRED STOCK") which shall be convertible into shares of the Company's Common Stock, $.001 par value per share (the "COMMON STOCK") (as converted, the "CONVERSION SHARES"), in accordance with terms of the Company's Certificate of Designation in the form attached hereto as EXHIBIT A (the "CERTIFICATE OF DESIGNATION"). The stated value per share of Preferred Stock shall be $1,000.

         C. The Company has authorized the issuance of Common Stock Purchase Warrants in the form attached hereto as EXHIBIT B (the "WARRANTS"), to acquire shares of Common Stock (such shares of Common Stock issued upon exercise of the Warrants are hereinafter referred to as the "WARRANT SHARES");

         D. The Buyers wish to purchase for $20,000,000, upon the terms and conditions stated in this Agreement, an aggregate of 26,000 shares of Series C-1 Preferred Stock (the "SERIES C-1 PREFERRED STOCK") in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers; and to receive, in consideration for such purchase, the Warrants, to purchase an aggregate of 800,000 shares of Common Stock, subject to adjustment as provided therein;

         E. Subject to the terms and conditions set forth in this Agreement, the Buyers have the right to purchase up to 26,000 shares of Series C-2 Preferred Stock for an aggregate of $20,000,000 (the "SERIES C-2 PREFERRED STOCK"). The Series C-1 Preferred Stock, the Series C-2 Preferred Stock, the Warrants, the Warrant Shares and the Conversion Shares are collectively referred to in this Agreement as the "SECURITIES"; and

         F. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement in the form attached hereto as EXHIBIT C (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.



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         NOW, THEREFORE, the Company and the Buyers hereby agree as follows:

         1. PURCHASE AND SALE OF PREFERRED STOCK AND WARRANTS.

                  a. PURCHASE OF SERIES C PREFERRED STOCK. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7(a) below, the Company shall issue and sell to each of the Buyers and the Buyers shall purchase severally from the Company, in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers, for an aggregate of $20,000,000 an aggregate of 26,000 shares of Series C-1 Preferred Stock (the "C-1 CLOSING"). Subject to the terms and conditions set forth in Section 1(c) and satisfaction of the conditions set forth in Sections 6 and 7(b), at the option of the Buyers, the Company shall issue and sell to the Buyers and the Buyers shall purchase from the Company up to an aggregate of 26,000 shares of the Series C-2 Preferred Stock at one or more additional closings (each, a "C-2 CLOSING") for $769.23 per share of Series C-2 Preferred Stock. The C-1 Closing and the C-2 Closing are referred to in this Agreement as the "CLOSINGS." On each Closing Date, the Company shall deliver to each Buyer a stock certificate representing such number of shares of Preferred Stock which such Buyer is then purchasing, duly executed on behalf of the Company and registered in the name of such Buyer or its designee (the "STOCK CERTIFICATES").

                  b. C-1 CLOSING DATE. The date and time of the C-1 Closing (the "C-1 CLOSING Date") shall be 10:00 a.m. Eastern Daylight Time on October 26, 2000, subject to satisfaction (or waiver) of the conditions to the C-1 Closing set forth in Sections 6 and 7(a) below (or such later date as is mutually agreed to by the Company and the Buyers). The C-1 Closing shall occur on the C-1 Closing Date at the offices of Schulte Roth & Zabel LLP, 900 Third Avenue, New York, New York 10022.

                  c. C-2 CLOSING DATES. The date and time of any C-2 Closing (the "C-2 CLOSING Date") shall be, subject to satisfaction (or waiver) of the conditions set forth in Sections 6 and 7(b), after five (5) days written notice to the Company from any Buyer that such Buyer has elected to purchase up to its pro rata share of the Series C-2 Preferred Stock in an amount requiring payment by such Buyer of not less than $500,000 (the "SERIES C-2 PREFERRED STOCK NOTICE"). Each Buyer may deliver only one Series C-2 Preferred Stock Notice to the Company. The Series C-2 Preferred Stock Notice may only be delivered to the Company prior to the date ending 10 months from the date the Initial Registration Statement (as defined in the Registration Rights Agreement) is declared effective by the United States Securities and Exchange Commission (the "EFFECTIVE DATE"). The Series C-2 Preferred Stock Notice shall include the amount and aggregate purchase price of the Series C-2 Preferred Stock to be purchased by the Buyer and the date selected by the Buyer for the C-2 Closing Date. The C-2 Closing shall occur on the C-2 Closing Date at the offices of Schulte Roth & Zabel LLP, 900 Third Avenue, New York, New York 10022. The C-1 Closing Date and the C-2 Closing Dates collectively are referred to in this Agreement as the "CLOSING DATES".

                  d. FORM OF PAYMENT. On each of the Closing Dates, each Buyer shall pay to the Company the applicable purchase price for the Preferred Stock to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions provided to the Buyers at least two days prior to the Closing Date.



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


                  e. WARRANTS. In consideration of the purchase of the Preferred Stock, the Company shall, on each Closing Date, issue and deliver to the Buyers, 4,000 Warrants for each $100,000 invested by the Buyers, which Warrants shall be distributed to the Buyers in amounts equal to such Buyer's pro rata portion of Preferred Stock.

         2. BUYER'S REPRESENTATIONS AND WARRANTIES.

                  Each Buyer represents and warrants with respect to only itself that:

                  a. INVESTMENT PURPOSE. Such Buyer (i) is acquiring the Preferred Stock and the Warrants and (ii) upon conversion of the Preferred Stock and exercise of the Warrants, will acquire the Conversion Shares and Warrant Shares, respectively, then issuable for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act and all applicable state blue sky laws; provided, however, that by making the representations herein, such Buyer does not agree to hold any Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act and all applicable state blue sky laws.

                  b. ACCREDITED INVESTOR STATUS. Such Buyer (i) is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act ("REGULATION D") and (ii) was not formed for the specific purpose of acquiring any of the Securities.

                  c RELIANCE ON EXEMPTIONS. Such Buyer understands that the Preferred Stock and Warrants are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Preferred Stock and the Warrants.

                  d. INFORMATION. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Preferred Stock and the Warrants which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in Section 3 below.

                  e. NO GOVERNMENTAL REVIEW. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Preferred Stock and the Warrants or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Preferred Stock and the Warrants.




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


                  f. TRANSFER OR RESALE. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) (i) they have been subsequently registered thereunder and (ii) they are offered for sale, sold, assigned and transferred in compliance with the prospectus delivery requirements of the 1933 Act, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("RULE 144"); and (ii) any sale of such securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan secured by the Securities.

                  g. LEGENDS. (i) Such Buyer understands that the certificates or other instruments representing the Preferred Stock and the Warrants and, until such time as the sale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder (other than the Buyer) of any Securities upon which it is stamped, if (i) upon a resale, any applicable Security is registered for sale under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of any of the Securities may be made without registration under the



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



1933 Act, or (iii) such holder provides the Company with reasonable assurances that any of the Securities can be sold pursuant to Rule 144(k) under the 1933 Act. Each Buyer acknowledges, covenants and agrees to sell any of the Securities represented by a certificate(s) from which the legend has been removed, only pursuant to (i) a registration statement effective under the 1933 Act, or (ii) advice of counsel that such sale is exempt from registration required by Section 5 of the 1933 Act. In the event the above legend is removed from any of the Securities, the Company may, upon reasonable advance notice to the holder, require that the above legend be placed on any of the Securities that cannot then be sold pursuant to an effective registration statement or Rule 144(k) under the 1933 Act (or any successor rule thereto).

                  (ii) Each certificate for Preferred Stock shall also bear the following legend:

         ANY TRANSFEREE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE COMPANY'S CERTIFICATE OF DESIGNATIONS RELATING TO THE SERIES C PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 2(b)(vi) THEREOF. THE NUMBER OF SERIES C PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SERIES C PREFERRED SHARES STATED ON THE FACE HEREOF PURSUANT TO SECTION 2(b)(vi) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE SERIES C PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE.

                  h. AUTHORIZATION; ENFORCEMENT. Each Buyer has the requisite power and authority, corporate or other, to enter into and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

                  i. RESIDENCY. Such Buyer is a resident of that country and/or state specified in the Schedule of Buyers.



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         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to each of the Buyers as set forth in this Section 3.

                  a. ORGANIZATION AND QUALIFICATION. The Company and its subsidiaries (a complete list of which as of the date hereof is set forth in Schedule 3(a)) are duly organized and validly existing in good standing under the laws of the jurisdiction in which they are organized, and have the requisite corporate power to own their properties and to carry on their business as now being conducted. Each of the Company and its subsidiaries is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means any material adverse effect on (i) the business, properties, operations, condition (financial or otherwise), results of operations or objective prospects of the Company and its subsidiaries taken as a whole, (ii) on the ability of the Company to perform its obligations hereunder, under the Certificate of Designation, the Registration Rights Agreement, the Warrants or under the agreements or instruments to be entered into or filed in connection herewith or therewith, or (iii) the Securities.

                  b. AUTHORIZATION; ENFORCEMENT; COMPLIANCE WITH OTHER INSTRUMENTS. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement and the Warrants, to issue, sell and perform its obligations with respect to the Preferred Stock and the Warrants in accordance with the terms hereof, the Certificate of Designation and the Warrants, as applicable, and to issue the Conversion Shares and the Warrant Shares upon conversion of the Preferred Stock and the exercise of the Warrants, respectively, in accordance with the Certificate of Designation and the Warrants, respectively, (ii) the execution and delivery of this Agreement, the Registration Rights Agreement and the Warrants by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Preferred Stock and the Warrants and the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Preferred Stock in accordance with the terms of the Certificate of Designation and the Warrant Shares upon exercise of the Warrants have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its shareholders, (iii) this Agreement, the Registration Rights Agreement, the certificates for the Preferred Stock and the Warrants have been duly executed and delivered by the Company,
(iv) this Agreement, the Registration Rights Agreement, the certificates for the Preferred Stock and the Warrants constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies, and (v) prior to the Closing Date, the Certificate of Designation will have been filed with the Secretary of State of the State of Missouri and will be in full force and effect, enforceable against the Company in accordance with its terms.



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


                  c. CAPITALIZATION. As of October 21, 2000, the authorized capital stock of the Company consists of 245 million shares of Common Stock, of which as of the date hereof, 86,119,405 shares were issued and outstanding and 5 million shares of preferred stock $10.00 par value, of which as of October 21, 2000, one (1) share was issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(c), no shares of Common Stock or Preferred Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed in
Schedule 3(c), as of the date hereof, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities, notes, credit agreements, or other agreements, documents or instruments evidencing indebtedness of the Company or any of its subsidiaries and (iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement). Except as disclosed in Schedule 3(c), there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of any of the Securities as described in this Agreement. The Company has furnished to the Buyer true and correct copies of the Company's Articles of Incorporation, as amended and as in effect on the date hereof (the "ARTICLES OF INCORPORATION"), and the Company's Bylaws, as in effect on the date hereof (the "BYLAWS"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

                  d. ISSUANCE OF SECURITIES. The Securities are duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and non-assessable, (ii) free from all taxes, liens and charges with respect to the issue thereof and (iii) entitled to the rights and preferences set forth in the Certificate of Designation and the Warrants, respectively. As of the date hereof, not less than the aggregate of (i) 200% of the number of Conversion Shares issuable upon conversion of all of the Series C-1 Preferred Stock and (ii) the number of Warrant Shares issuable upon exercise of all of the Warrants to be issued at the C-1 Closing, without regard to limitations on conversion or exercise, have been duly authorized and reserved for issuance. Such Conversion Shares and Warrant Shares so reserved shall be allocated for issuance upon conversion of the Preferred Stock and exercise of the Warrants pro rata among the Buyers based on the number of Preferred Stock held by such Buyer relative to the total number of outstanding Preferred Stock. Subsequent to the date hereof, not less than the aggregate of (i) 150% of the number of Conversion Shares then issuable upon conversion of all the then outstanding shares of Preferred Stock and (ii) the number of Warrant Shares issuable at such time upon exercise of all the then outstanding Warrants, without regard to limitations on conversion or exercise, shall be duly authorized and reserved for issuance. Upon conversion or exercise in accordance



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



with the Certificate of Designation and the Warrants, as applicable, the Conversion Shares and Warrant Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

                  e. NO CONFLICTS. Except as disclosed in Schedule 3(e), the execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Warrants by the Company, the performance by the Company of its obligations under the Certificate of Designation and the Warrants and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Articles of Incorporation, any Certificate of Designation, Preferences and Rights of any outstanding series of preferred stock of the Company or Bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected. Except as disclosed in Schedule 3(e), neither the Company nor its subsidiaries is in violation of any term of or in default under its Articles of Incorporation, any Certificate of Designation, Preferences and Rights of any outstanding series of preferred stock of the Company or Bylaws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order (collectively referred to as the "MATERIAL CONTRACTS") or any statute, rule or regulation applicable to the Company or its subsidiaries except for violations and defaults that, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect. A complete and accurate list of the Material Contracts is set forth on Schedule 3(e) hereto. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted, in violation of any material law, ordinance or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act and applicable blue sky laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental or regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement, the Registration Rights Agreement or the Warrants or perform its obligations under the Certificate of Designation in accordance with the terms hereof or thereof. Except as disclosed in Schedule 3(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not in violation of the listing requirements of the Nasdaq National Market, including, without limitation, the requirements set forth in Rule 4310(c)(25)(G)(i) of The Nasdaq Stock Market's Marketplace Rules. The Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing or to delisting or suspension of the Common Stock by the Nasdaq National Market.

                  f. SEC DOCUMENTS; FINANCIAL STATEMENTS. Since December 31, 1999, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 ACT") (all of the foregoing filed prior to the date hereof and all exhibits included





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


therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyer which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading. Neither the Company nor any of its subsidiaries nor any of their officers, directors, employees or agents have provided the Buyers with any material, nonpublic information.

                  g. ABSENCE OF CERTAIN CHANGES. Except as expressly set forth in Schedule 3(g) or the SEC Documents that are filed no later than September 15, 2000, since December 31, 1999, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or objective prospects of the Company and its subsidiaries taken as a whole. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings. Except as disclosed in Schedule 3(g) or the SEC Documents that are filed no later than September 15, 2000, since December 31, 1999, the Company has not declared or paid any dividends, sold any assets, individually or in the aggregate, in excess of $2,000,000 outside of the ordinary course of business or had capital expenditures, individually or in the aggregate, in excess of $3,000,000.



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


                  h. ABSENCE OF LITIGATION. Except as disclosed in Schedule 3(h), there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company or its subsidiaries or their respective directors or officers, or the Common Stock, which in the reasonable judgment of the Company's officers has or is expected in the future, individually or in the aggregate, to (i) have a Material Adverse Effect or (ii) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement, the Registration Rights Agreement, the Warrants or any of the documents contemplated herein.

                  i. ACKNOWLEDGMENT REGARDING BUYERS' PURCHASE OF THE PREFERRED STOCK. The Company acknowledges and agrees that each of the Buyers is acting solely in the capacity of arm's length purchaser with respect to this Agreement, the Registration Rights Agreement, the Warrants and the Certificate of Designation and the transactions contemplated hereby and thereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement, the Registration Rights Agreement, the Warrants and the Certificate of Designation and the transactions contemplated hereby and thereby and any advice given by any of the Buyers or any of their respective representatives or agents in connection with this Agreement, the Registration Rights Agreement, the Warrants and the Certificate of Designation and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Preferred Stock and Warrants. The Company further represents to each Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives. The Company has not provided to any Buyer any nonpublic information that, in the opinion of the Company, is material to a decision to purchase or sell Common Stock.

                  j. NO GENERAL SOLICITATION. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of any of the Securities offered hereby.

                  k. NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause the offering of any of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or any of its Subsidiaries take any action or steps that would require registration of the issuance by the Company of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

                  l. EMPLOYEE RELATIONS. The Company and its subsidiaries are in compliance with all federal, state, local, and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours except where failure to be in compliance would not have a Material Adverse Effect. There are no pending investigations involving the Company or any of its subsidiaries by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state, local or foreign laws and regulations. There is no unfair labor practice charge or complaint against the Company or any of its subsidiaries pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or any of its subsidiaries. Except as set forth in
Schedule 3(l), no representation question exists respecting the employees of the Company or any of its subsidiaries, and no collective bargaining agreement or modification thereof is currently being negotiated by the Company or any of its subsidiaries. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company or any of its subsidiaries. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent.
Schedule 3(l) sets forth a list of every employee benefit plan (whether or not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to by the Company or any of member of its controlled group (determined in accordance with Section 4001(a)(14) of ERISA) (collectively the "PLANS"). Except for such failures that would not, individually or in the aggregate result in a Material Adverse Effect, each of the Plans have been maintained and administered in accordance with their terms, ERISA, the Internal Revenue Code of 1986, as amended (the "CODE") and other applicable laws. None of the Plans is subject to Title IV of ERISA and no Plan is a multiemployer plan (within the meaning of Section 3(37) of ERISA). Each Plan intended to qualify under Section 401(a) or 501(c)(9) of the Code has received a favorable determination or approval letter from the Internal Revenue Service regarding its qualification under such section and no event has occurred which cause any such Plan to lose its qualification.

                  m. INTELLECTUAL PROPERTY RIGHTS. Except as set forth on
Schedule 3(m), the Company and its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights (collectively "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct their respective businesses as now conducted and as presently contemplated to be operated in the future except for Intellectual Property Rights that, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect. Except as set forth on Schedule 3(m), none of the Intellectual Property Rights or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement. Except as set forth on Schedule 3(m), the Company and its subsidiaries do not have any knowledge of any event, fact or circumstance relating to (i) any infringement by the Company or its subsidiaries of any trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others or (ii) any person or entity now infringing any Intellectual Property Rights or other similar rights or any such development of similar or identical trade secrets or technical information owned or used by the Company or any of its subsidiaries and, except as set forth on Schedule 3(m), there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its subsidiaries regarding any trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets or other infringement; and except as set forth on Schedule 3(m), the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

                  n. ENVIRONMENTAL LAWS. (i) The Company and its subsidiaries
(A) are in compliance with any and all Environmental Laws, (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (C) are in compliance with all terms and conditions of any such permit, license or approval except where the failure to be so in compliance would not have a Material Adverse Effect. With respect to the Company and/or its subsidiaries (A) there are no past or present releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under any Environmental Law and (B) neither the Company nor any of its subsidiaries has received any notice with respect to the foregoing, nor is any action pending, or to the Company's knowledge, threatened in connection with the foregoing. The term "ENVIRONMENTAL LAWS" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "HAZARDOUS MATERIALS") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

                  (ii) Other than those that are or were stored, used or disposed of in compliance with applicable law, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or any of its Subsidiaries, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its subsidiaries during the period the property was owned, leased or used by the Company or any of its subsidiaries.

                  o. TITLE. The Company and its subsidiaries have good and valid title to all real and personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(o) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and facilities held under lease by the

Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

                  p. INSURANCE. Except as set forth on Schedule 3(p), the Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as is prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not individually or in the aggregate have a Material Adverse Effect.

                  q. REGULATORY PERMITS. The Company and its subsidiaries possess all material franchises, grants, authorizations, licenses permits, easements, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to conduct their respective businesses as currently being conducted (collectively, the "COMPANY PERMITS"). There is no action pending, or to the knowledge of the Company, threatened regarding the suspension or cancellation of any of the Company Permits. Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, any of the Company Permits. Neither the Company nor any of its subsidiaries has received any notification with respect to possible conflicts, defaults, or violations of applicable laws.

                  r. INTERNAL ACCOUNTING CONTROLS. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  s. NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the reasonable judgment of the Company's officers has or is expected in the future, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is a party to any contract or agreement which has or is expected to have a Material Adverse Effect.

                  t. TAX STATUS. Except as set forth on Schedule 3(t), the Company and each of its subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. The Company has not been notified that any of its tax returns is currently being audited by any taxing authority.

                  u. CERTAIN TRANSACTIONS. Except as set forth on Schedule 3(u) and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed on Schedule 3(c) or pursuant to approved stock option plans, none of the officers, directors or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director or any such employee has a substantial interest or is an officer, director, trustee or partner.

                  v. S-3 REGISTRATION. Pursuant to a waiver from the 12 month timely filing requirement for the use of Form S-3, as specified in General Instruction I(A)(3) of Form S-3, obtained by the Company from the Office of Chief Counsel of the SEC on June 23, 2000, as extended on September 22, 2000, the Company is, and will be for sixty (60) days from September 22, 2000, eligible to use Form S-3 for registration of the sale by the Buyers and any other Investor of the Registrable Securities (as such terms are defined in the Registration Rights Agreement) and, except for the amendment to the Company's Annual Report on Form 10-K for the year ended December 31, 1999 filed with the SEC on June 23, 2000, the Company has filed and shall file all reports required to be filed by the Company with the SEC in a timely manner so as to obtain and maintain such eligibility for the use of Form S-3.

                  w. DISCLOSURE. All information relating to or concerning the Company or any of its subsidiaries set forth in this Agreement, the SEC Documents and provided to the Buyer pursuant to Section 2(d) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company's reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act).

                  x. INVESTMENT COMPANY STATUS. The Company is not and upon consummation of the sale of the Securities will not be an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                  y. FOREIGN CORRUPT PRACTICES. Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of his actions for, or on behalf of, the Company used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

                  z. DILUTIVE EFFECT The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Preferred Stock and the Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Stock in accordance with this Agreement and the Certificate of Designation and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants, is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interest of other stockholders of the Company.

         4. COVENANTS AND AGREEMENTS.

                  a. BEST EFFORTS. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

                  b. BLUE SKY. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for, or obtain exemption for the Securities for, sale to the Buyers at each Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

                  c. REPORTING STATUS. Until the earlier of (i) the date as of which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Conversion Shares, and Warrant Shares (assuming cashless exercise) without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) or (ii) the date on which (A) the Investors shall have sold all the Conversion Shares and Warrant Shares and (B) none of the Preferred Stock or Warrants are outstanding (the "REGISTRATION PERIOD"), the Company (x) shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, (y) shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination and (z) the Company will use its best efforts to maintain its ability and eligibility to register securities on Form S-3.

                  d. USE OF PROCEEDS. The Company will use the proceeds from the sale of the Series C-1 Preferred Stock and Warrants for general corporate purposes, including working capital and acquisitions. The Company shall provide a Use of Proceeds Schedule prior to each C-2 Closing identifying the use of the proceeds from the sale of the Series C-2 Preferred Stock.

                  e. FINANCIAL INFORMATION. The Company agrees to file all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act. The financial statements of the Company will be prepared in accordance with generally accepted accounting principles, consistently applied, and will fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries and results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Company agrees to send the following to each Investor (as that term is defined in the Registration Rights Agreement) during the Registration Period: (i) on the same day as the release thereof, copies of all press releases issued by the Company or any of its subsidiaries; and (ii) unless otherwise publicly available, copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders.

                  f. RESERVATION OF SHARES. As of the date hereof, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the sum of (i) 200% of the number of Conversion Shares issuable upon conversion of all of the Series C-1 Preferred Stock and (ii) the number of Warrant Shares issuable upon exercise of all of the Warrants to be issued at the C-1 Closing, without regard to limitations on conversion or exercise, in accordance with the terms of this Agreement, and the Certificate of Designation and the Warrant. At each C-2 Closing, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the sum of (i) 200% of the number of Conversion Shares then issuable upon conversion of all of the Series C-2 Preferred Stock to be issued at such C-2 Closing, (ii) 150% of the number of Conversion Shares then issuable upon conversion of all other then outstanding Preferred Stock and (ii) the number of Warrant Shares issuable upon exercise of all of the outstanding Warrants including for such purposes the Warrants to be issued at such C-2 Closing, without regard to limitations on conversion or exercise, in accordance with the terms of this Agreement, and the Certificate of

Designation and the Warrant. Subsequent to the date hereof, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the sum of (i) 150% of the number of Conversion Shares issuable upon conversion of all of the outstanding Preferred Stock and (ii) the number of Warrant Shares issuable upon exercise of all of the outstanding Warrants, without regard to limitations on conversion or exercise, in accordance with the terms of this Agreement, and the Certificate of Designation and the Warrant. Such Conversion Shares and Warrant Shares so reserved shall be allocated for issuance upon conversion of the Preferred Stock and exercise of the Warrants pro rata among the Buyers based on the number of Preferred Stock held by such Buyer relative to the total number of outstanding Preferred Stock.

                  g. LISTING. The Company shall promptly use its best efforts to secure the listing of the Registrable Securities issuable on the date hereof upon conversion of then outstanding Preferred Stock upon the Nasdaq National Market ("NASDAQ") (subject to official notice of issuance) and shall maintain or use its best efforts to promptly obtain, so long as any other shares of Common Stock shall be so listed, the listing of all Registrable Securities from time to time then issuable upon conversion of then outstanding Preferred Stock under the terms of this Agreement, the Certificate of Designation and the Warrants on each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed. Neither the Company nor any of its subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock from the Nasdaq National Market other than pursuant to the Certificate of Designation. The Company shall promptly provide to each Buyer copies of any notices it receives from the Nasdaq regarding the continued eligibility of the Common Stock for listing on the Nasdaq or other principal exchange or quotation system on which the Common Stock is listed or traded, except to the extent that such notices would constitute material non-public information which, according to applicable law, rule or regulation should have been disclosed publicly by the Company but which has not been so disclosed as of such date. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(g).

                  h. EXPENSES. Each of the Company and the Buyers shall each pay its respective costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution, delivery and performance of this Agreement or the Certificate of Determination, the Warrants and the Registration Rights Agreement; provided, that at the Closing as the Buyers may request, the Company shall reimburse the Buyers for Buyers' attorneys' fees and expenses in connection with this Agreement or the Certificate of Designation, the Warrants and the Registration Rights Agreement up to an aggregate of $40,000. In addition, the Company shall pay a broker's fee to Brad Holt in the amount of $600,000.

                  i. FURTHER ISSUANCES OF SECURITIES.

                           (i) RIGHT OF FIRST REFUSAL. If at any time during the
period beginning from the date hereof and ending 180 days after the Effective Date, the Company shall desire to issue any Common Stock or other equity security or any other security convertible, exchangeable or exercisable for Common Stock (including any debt financing with an equity component and equity line transaction) or any other right to acquire any Common Stock (the "CONVERTIBLE SECURITIES") pursuant to Section 4(2) of the 1933 Act or an offering under Regulation D or Regulation S of the 1933 Act or in any other private placement, other than Excluded Issuances, then the Company shall first comply with the terms of this Section 4(i). For purposes hereof, "EXCLUDED Issuances" shall mean: (A) issuances pursuant to Company authorized stock option plans to employees, consultants, service providers or directors of the Company,
(B) the issuance of warrants as an ancillary part of any bank facility or borrowing from any financial institution not undertaken to raise or raising, directly or indirectly, equity capital or (C) issuances in connection with joint ventures, licensing arrangements or strategic partnerships that the Board of Directors of the Company believes in good faith to be in the best interests of the Company, provided that no more than 2 million shares of Common Stock are issued in the aggregate pursuant to (C) during the three (3) month period following the C-1 Closing Date, (D) issuances of Common Stock upon the conversion of the Preferred Stock or exercise of the Warrants and (E) shares of Common Stock issued pursuant to any right (contingent or otherwise) to purchase such shares as set forth in Schedule 3(c)(i) hereto and issuances in connection with acquisitions of the assets or stock of an unaffiliated third-party consummated on an arms length basis (including any brokerage commissions or finders fee relating thereto and any shares issuable in respect of rights granted by an acquired company which were in existence at the time of acquisition of such company by the Company).

                           (ii) NOTICE REQUIREMENTS. The Company shall notify,
or cause to be notified, the Buyers not less than twenty (20) calendar days prior to the time the Company intends to consummate such issuance (the "ISSUANCE NOTICE"). The Issuance Notice shall set forth all of the terms of such proposed issuance.

                           (iii) EXERCISE OF RIGHT OF FIRST REFUSAL. The Buyers
shall have a right of first refusal to acquire such private-placement Convertible Securities, which right may be exercised by the Buyers only by delivery of a written notice to the Company (the "EXERCISE NOTICE"), stating how much each Buyer is willing to purchase of its pro-rata portion of the proposed issuance not subscribed for by other Buyers, within ten (10) business days following receipt of the Issuance Notice (the "REFUSAL PERIOD"). The Exercise Notice shall state that the Buyers agree to purchase all of the proposed issuance of such securities on terms economically equal to the terms set forth in the Issuance Notice. The closing under such right of first refusal shall occur within ten (10) business days after the last day of the Refusal Period.

                           (iv) RIGHT TO ISSUE SECURITIES. After expiration of
the Refusal Period, if the provisions of this Section 4(i) have been complied with in all respects by the Company and no Exercise Notice has been given, or if given, the Buyers have not agreed to purchase all of the securities set forth in the Issuance Notice, the Company shall have the right for forty-five (45) calendar days following the termination of the Refusal Period to issue such securities, or any portion thereof not being purchased by the Buyers, specified in the Issuance Notice on the terms described in the Issuance Notice without further notice to the Buyers, but after such forty-five (45) calendar days, no such issuance may be made without again giving notice to the Buyers and complying with all of the requirements of this Section 4(i).

                           (v) The Company will not issue any Preferred Stock
other than to the Buyers as contemplated hereby or as otherwise contemplated in the Certificate of Determination.

                  j. FILING OF FORM 8-K. Within one business day of each Closing Date, the Company will file a Form 8-K with the SEC with respect to the issuance of the Securities at such Closing and the transactions contemplated by this Agreement. Such filings shall contain appropriate disclosure of the terms and conditions of the issuance of the Securities and shall include as exhibits forms of the Agreement, Warrants, Certificate of Designation, Registration Rights Agreement and, if not previously the subject of a Form 8-K, the Credit Facility (as such term is defined in the Certificate of Designation), including the financial covenants contained in the Credit Facility.

                  k. DISCLOSURE. From and after the date hereof, the Company will not provide to any Buyer any material non-public information which, according to applicable law, rule or regulation should be disclosed publicly by the Company but which has not been so disclosed.

                  l. CORPORATE EXISTENCE. So long as any Buyer beneficially owns any Securities, the Company shall maintain its corporate existence in good standing under the laws of the jurisdiction in which it is incorporated and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets for cash, or, if for securities, where the surviving or successor entity in such transaction either (i) redeems all of the then outstanding shares of Preferred Shares in accordance with and subject to the terms of the Certificate of Designation applicable to such transactions, or
(ii)(A) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (B) is a publicly traded corporation whose common stock is listed for trading on the American Stock Exchange, Nasdaq or the New York Stock Exchange.

                  m. SOLVENCY; COMPLIANCE WITH LAW. The Company individually and together with its subsidiaries on a consolidated basis (both before and after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not have, nor does it intend to take any action that would impair, its ability to pay its debts from time to time incurred in connection therewith as such debts mature. The Company will conduct its business in compliance with all applicable laws, rules, ordinances and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations the failure to comply with which would have a Material Adverse Effect.

                  n. INSURANCE. The Company shall maintain liability, casualty and other insurance (subject to customary deductions and retentions) with responsible insurance companies against such risk of the types and in the amounts customarily maintained by companies of comparable size to the Company.

                  o. PROXY STATEMENT. The Company shall provide each stockholder entitled to vote at the next meeting of stockholders of the Company, which meeting shall occur on or before the earlier of (A) the date which is 75 days after the Proxy Statement Triggering Date (as defined below) and (B) the date on which the Company holds its next annual meeting of stockholders, which date shall be no later than June 30, 2001 (the "STOCKHOLDER MEETING DEADLINE"), a proxy statement, which has been previously reviewed by each Buyer and counsel for the Buyers, soliciting each such stockholder's affirmative vote at such stockholder meeting for approval of the Company's issuance of all of the Securities as described in this Agreement (such affirmative vote being referred to as the "STOCKHOLDER APPROVAL"), and the Company shall use its best efforts to
(i) solicit its stockholders' approval of such issuance of the Securities and
(ii) cause the Board of Directors of the Company to recommend to the stockholders that they approve such proposal. If the Company fails to hold a meeting of its stockholders by the Stockholder Meeting Deadline, then, as partial relief (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each holder of Preferred Stock an amount in cash per Preferred Share held by such holder equal to the product of (i) $1,000, multiplied by (ii) 0.02; multiplied by (iii) the quotient of (x) the number of days after the Stockholder Meeting Deadline that a meeting of the Company's stockholders is not held, divided by (y) 30. The Company shall make the payments referred to in the immediately preceding sentence within five days of the earlier of (I) the holding of the meeting of the Company's stockholders, the failure of which resulted in the requirement to make such payments, and (II) the last day of each 30-day period beginning on the Stockholder Meeting Deadline. In the event the Company fails to make such payments in a timely manner, such payments shall bear interest at the rate of 2.0% per month (pro rated for partial months) until paid in full. "PROXY STATEMENT TRIGGERING DATE" shall mean the first date after the date of this Agreement on which there are five (5) trading days in any period of seven (7) consecutive trading days on which the sum of (A) the number of shares of Common Stock previously issued upon conversion of any Preferred Stock and upon exercise of any Warrants and (B) the number of shares of Common Stock issuable upon conversion of all the outstanding Preferred Stock based on the Conversion Price in effect on the date of such determination (without regard to any limitation upon the conversion of any Preferred Stock) and upon exercise of all the outstanding Warrants based on the Warrant Exercise Price in effect on the date of such determination (without) regard to any limitation upon the exercise of any Warrants), equals or exceeds 16% of the number of shares of Common Stock issued and outstanding immediately prior to the C-1 Closing Date or other date of determination.

                  p. NEW TRANSFER AGENT. The Company shall, as soon as possible but in any event no later than 90 days from the C-1 Closing Date, retain a transfer agent (the "NEW TRANSFER AGENT") that participates in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program and the Irrevocable Transfer Agent Instructions (as defined below), substantially identical to the form of EXHIBIT D attached hereto, shall be delivered to and acknowledged in writing by the New Transfer Agent.

         5. TRANSFER AGENT INSTRUCTIONS.

                  For Buyer's conversion requests made within 90 days of the C-1 Closing Date, the Company shall issue irrevocable instructions to its transfer agent (in the form attached hereto as EXHIBIT D) to issue certificates, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Preferred Stock or exercise of the Warrants, respectively. For Buyer's conversion requests made 90 days after the C-1 Closing Date, the Company shall issue irrevocable instructions to its transfer agent (in the form attached hereto as EXHIBIT D) when the legend set forth in Section 2(g) is not required, to electronically issue such shares (e.g., through DWAC or DTC), or at a Buyer's request or when the legend set forth in Section 2(g) is required, to issue certificates, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Preferred Stock or exercise of the Warrants, respectively (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"). Prior to registration of the Conversion Shares and Warrant Shares under the 1933 Act and transfer of such shares to a holder other than the Buyer, such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, the Certificate of Designation and the Warrants. Nothing in this Section 5 shall affect in any way each Buyer's obligations and agreement to comply with all applicable securities laws upon resale of any of the Securities. If a Buyer provides the Company with an opinion of reasonably satisfactory counsel, reasonably satisfactory in form and substance to the Company, that registration of a resale by such Buyer of any of the Securities is not required under the 1933 Act, the Company shall permit the transfer, and, in the case of the Conversion Shares or Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Buyer. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyers shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

         6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

                  The obligation of the Company hereunder to issue and sell the Preferred Stock and Warrants to each Buyer at the Closings is subject to the satisfaction, at or before each of the Closing Dates, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

                  a. Such Buyer shall have executed this Agreement and the Registration Rights Agreement and delivered the same to the Company.

                  b. Such Buyer shall have delivered to the Company the applicable purchase price for the applicable Preferred Stock being purchased by such Buyer at such Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

                  c. A Merger Transaction (as defined in the Certificate of Designation) pursuant to which all of the outstanding Preferred Stock shall have been converted or redeemed shall not have been consummated.

                  d. The representations and warranties of such Buyer shall be true and correct in all material respects as of each of the Closing Dates as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to each of the Closing Dates.

         7. CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

                  a. C-1 CLOSING DATE. The obligation of each Buyer hereunder to purchase the Series C-1 Preferred Stock at the C-1 Closing is subject to the satisfaction, at or before the C-1 Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion:

                           i. The Company shall have executed this Agreement and
the Registration Rights Agreement, and delivered the same to such Buyer.

                           ii. The Certificate of Designation shall have been
executed by the Company and filed with the Secretary of the State of Missouri, and a copy marked as filed shall have been delivered to such Buyer.

                           iii. The Common Stock shall be authorized for trading
on the Nasdaq National Market, New York Stock Exchange or American Stock Exchange (collectively, the "EXCHANGES"), and trading in the Common Stock on the applicable Exchange shall not have been suspended by the SEC or the applicable Exchange and all of the Conversion Shares and Warrant Shares then issuable upon conversion of the Series C-1 Preferred Stock or exercise of the Warrants to be sold at the C-1 Closing shall be listed upon the applicable Exchange (subject to notice of issuance).

                           iv. The representations and warranties of the Company
shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case such representations and warranties shall be true and correct without further qualification) as of the C-1 Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the C-1 Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the C-1 Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, without limitation, an update as of the C-1 Closing Date regarding the representation contained in Section 3(c) above.

                           v. Such Buyer shall have received the opinion of the
Company's counsel dated as of the C-1 Closing Date, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of EXHIBIT E attached hereto.

                           vi. The Company shall have executed and delivered to
such Buyer the Stock Certificates (in such denominations as such Buyer shall request) for the Series C-1 Preferred Stock being purchased by such Buyer and the Warrants being given at the C-1 Closing.

                           vii. The Board of Directors of the Company shall have
adopted the resolutions in substantially the form of EXHIBIT F attached hereto (the "RESOLUTIONS").

                           viii. As of the C-1 Closing Date, the Company shall
have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series C-1 Preferred Stock and the exercise of the Warrants, at least an aggregate of (i) 200% of the number of Conversion Shares issuable upon conversion of the Series C-1 Preferred Stock, assuming current conversion; and (ii) the number of Warrant Shares issuable upon exercise of all of the outstanding Warrants, without regard to limitations on conversion or exercise.

                           ix. The Irrevocable Transfer Agent Instructions, in
the form of EXHIBIT D attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

                           x. The Company shall have delivered to such Buyer a
certificate evidencing the incorporation and good standing of the Company and each subsidiary representing more than 5% of the 1999 revenue of the Company in the state of such corporation's state of incorporation issued by the Secretary of State of such state of incorporation as of a date within 7 days of such Closing Date.

                           xi. The Company shall have delivered to such Buyer a
secretary's certificate certifying as to (A) the Resolutions, (B) copies of its Articles of Incorporation and (C) By-laws, each as in effect at the C-1 Closing.

                           xii. The Company shall have delivered to such Buyer a
certified copy of its Articles of Incorporation as certified by the Secretary of State of the State of Missouri as of a date within 5 business days after the C-1 Closing Date.

                           xiii. The Company shall have delivered to such Buyer
such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

                           xiv. The transactions contemplated hereby shall not
violate any law, regulation or order then in effect and applicable to Buyers or the Company.

                           xv. The Company shall not be in default of the Credit
Facility (as such term is defined in the Certificate of Designation).

                           xvi. The Company shall have delivered to such Buyer a
signed copy of the Credit Facility.

                           xvii. The Company shall have delivered written notice
to the Buyers specifying whether dividends shall be paid in cash, additional Preferred Stock or a specified combination thereof.

                  b. C-2 CLOSING DATES. The obligation of each Buyer hereunder to purchase the Series C-2 Preferred Stock at the C-2 Closing is subject to the satisfaction, at or before the C-2 Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion:

                           i. The Certificate of Designation for the Preferred
Stock shall be in full force and effect and such certificate shall not have been amended since the most recent Closing Date, and a copy of such Certificate certified by the Secretary of State of the State of Missouri shall have been delivered to such Buyer.

                           ii. The Common Stock shall be authorized for trading
on one of the Exchanges, trading in the Common Stock shall not have been suspended by the SEC or such Exchange since the C-1 Closing Date and all of the Registrable Securities shall be listed upon such Exchange.

                           iii. The representations and warranties of the
Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3, in which case such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the C-2 Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement, the Registration Rights Agreement, the Warrant or the Certificate of Designation to be performed, satisfied or complied with by the Company at or prior to the C-2 Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the C-2 Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, without limitation, an update as of the C-2 Closing Date regarding the representation contained in Section 3(c) above.

                           iv. Such Buyer shall have received the opinion of the
Company's counsel dated as of the C-2 Closing Date, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of EXHIBIT E attached hereto.

                           v. The Company shall have executed and delivered to
such Buyer the Stock Certificates (in such denominations as such Buyer shall request) for the Series C-2 Preferred Stock being purchased by such Buyer and the Warrants being given at the C-2 Closing.

                           vi. The Board of Directors of the Company shall not
have amended the Resolutions or shall have delivered updated Resolutions in a form acceptable to such Buyer.

                           vii. As of the C-2 Closing Date, the Company shall
have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Stock and the exercise of the Warrants, a number of shares of Common Stock equal, without regard to limitations on conversion or exercise, to an aggregate of (i) at least 200% of the number of Conversion Shares then issuable upon conversion of all of the outstanding Series C-2 Preferred Stock, including for such purposes the Series C-2 Preferred Stock to be issued at the C-2 Closing; (ii) 150% of the number of Conversion Shares then issuable upon conversion of the then outstanding Preferred Stock; and (iii) the number of Warrant Shares issuable upon exercise of all of the outstanding Warrants including for such purposes the Warrants to be issued at the C-2 Closing.

                           viii. The Irrevocable Transfer Agent Instructions,
substantially identical to the form of EXHIBIT D, attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

                           ix. The Company shall have delivered to such Buyer a
certificate evidencing the incorporation and good standing of the Company and each subsidiary representing more than 5% of the revenue of the Company for the most recently completed fiscal year in the state of such corporation's state of incorporation issued by the Secretary of State of such state of incorporation as of a date within ten days of the C-2 Closing Date.

                           x. The Company shall have delivered to such Buyer a
secretary's certificate certifying as to (A) the Resolutions, (B) copies of its Articles of Incorporation and (C) By-laws, each as in effect at the C-2 Closing.

                           xi. The Company shall have delivered to such Buyer a
certified copy of its Articles of Incorporation as certified by the Secretary of State of the State of Missouri within ten days of the C-2 Closing Date.

                           xii. The Company shall have delivered to such Buyer a
letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the C-2 Closing Date.

                           xiii. The Company shall have delivered to such Buyer
such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

                           xiv. The transactions contemplated hereby shall not
violate any law, regulation or order then in effect and applicable to Buyers or the Company.

         8. INDEMNIFICATION.

                  In consideration of each Buyer's execution and delivery of this Agreement and acquiring the Securities hereunder and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of Securities and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "BUYER Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Buyer Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "BUYER INDEMNIFIED LIABILITIES"), incurred by any Buyer Indemnitee (and shall advance the same) as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Certificate of Designation, the Warrants, the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby,
(b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, the Certificate of Designation, the Warrants or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Buyer Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Buyer Indemnitees, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Preferred Stock and Warrants or the status of such Buyer or holder of any of the Securities as an investor in the Company. Promptly after receipt by a Buyer Indemnitee of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving the Buyer Indemnified Liabilities , such Buyer Indemnitee shall deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent it so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel selected by the Company and reasonably satisfactory to the Buyer Indemnitee; provided, however, that a Buyer Indemnitee shall have the right to retain its own counsel with the fees and expenses to be paid by the Company, if, in the reasonable opinion of counsel retained by the Company, the representation by such counsel of the Buyer Indemnitee and the Company would be inappropriate due to actual differing interests between such Buyer Indemnitee and any other party represented by such counsel in such proceeding. The Buyer Indemnitee shall cooperate fully with the Company in connection with any negotiation or defense of any such action or claim by the Company and shall furnish to the Company all information reasonably available to the Buyer Indemnitee which relates to such action or claim. The Company shall keep the Buyer Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company shall not, without the consent of the Buyer Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Buyer Indemnitee of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the Company shall be subrogated to all rights of the

Buyer Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve it of any liability to the Buyer Indemnitee, except to the extent that the Company is prejudiced in its ability to defend such action. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Buyer Indemnified Liabilities which is permissible under applicable law.

         9. GOVERNING LAW; MISCELLANEOUS.

                  a. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws.

                  b. COUNTERPARTS. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, PROVIDED THAT a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

                  c. HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  d. SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                  e. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the documents referred to herein, supersede all other prior or contemporaneous oral or written agreements between or among the Buyers, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Company and the holders of at least 2/3 of the then outstanding Preferred Stock, but any such waiver or amendment shall bind all Buyers and holders. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of this Agreement, the Registration Rights Agreement, the Warrants or the Certificate of Designation unless the same consideration also is offered to all of the parties to this Agreement, the Registration Rights Agreement, the Warrants or holders of Preferred Stock, as the case may be.

                  f. NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested;

(iii) three (3) business days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                  if to the Company:

                           Applied Digital Solutions, Inc.
                           400 Royal Palm Way, Suite 410
                           Palm Beach, Florida  33480
                           Telephone: (561) 366-4800
                           Facsimile: (561) 366-0002
                           Attention:  David I. Beckett

                           with a copy to:

                           Willkie Farr & Gallagher
                           787 Seventh Avenue
                           New York, New York  10019
                           Telephone: (212) 728-8000
                           Facsimile: (212) 728-8111
                           Attention: Peter J. Hanlon, Esq.

                  if to the Transfer Agent (until a New Transfer Agent, if different, is appointed):

                           Florida Atlantic Stock Transfer, Inc.
                           7130 Nob Hill Road
                           Tamarac, Florida  33321
                           Telephone: (954) 726-4954
                           Facsimile: (954) 726-6305
                           Attention:  Rene Garcia

                  If to a Buyer, to its address and facsimile number on the Schedule of Buyers, with copies to such Buyer's counsel as set forth on the Schedule of Buyers. Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

                  g. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of 2/3 of the Preferred Stock then outstanding. A Buyer may assign some or all of its rights hereunder without the consent of the Company, PROVIDED, HOWEVER, that (i) any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld; (ii) no Buyer may assign its purchase or other rights hereunder in a manner that would cause the offering of Securities hereunder to be required to be registered under the 1933 Act; (iii) no Buyer may assign its purchase or other rights with respect to the Series C-2 Preferred Stock except for an assignment to (x) an affiliate of such Buyer, (y) to another Buyer or (z) to an affiliate of another Buyer; and (iv) no Buyer may assign its rights hereunder to an entity that in the good faith judgment of the Board of Directors of the Company is competitive with a core business of the Company; PROVIDED, FURTHER, that the restrictions on assignments included in clauses (iii) and (iv) herein shall not apply if the Company is in default of any of its material obligations under this Agreement or any of the other agreements referred to herein or if a Triggering Event (as defined in the Certificate of Designation) has occurred.

                  h. NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  i. SURVIVAL. The representations and warranties of the Company and the Buyers contained in Sections 3 and 2, respectively, shall survive the applicable Closing until three years after the Closing Date, including, without limitation, all financial statements thereto. The agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in
Section 8, shall survive each Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

                  j. PUBLICITY. Without the prior written consent of the subject Buyer or Buyers, the Company will not, and will use reasonable efforts to ensure that its officers, directors, employees and agents do not disclose the name of any Buyer; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof), but only to the extent required by such law or regulation.

                  k. FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  l. NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                  m. GOVERNING LAW; JURISDICTION; JURY TRIAL. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (other than Section 5-1401 of the New York General Obligations Law and whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in The City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

                  n. REMEDIES. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in this Agreement, the Registration Rights Agreement, the Warrants and the Certificate of Designation and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

                  o. PAYMENT SET ASIDE. To the extent that the Company makes a payment or payments to any Buyer hereunder or pursuant to the Registration Rights Agreement, the Certificate of Designation or the Warrants or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                  IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:                                         BUYERS:

APPLIED DIGITAL SOLUTIONS, INC.                  PECONIC FUND, LTD.

By: /s/ DAVID I. BECKETT                         By: /s/ MARRAN OLGILVIE
   ----------------------------                     ---------------------------------------
     Name:   David I. Beckett                        Name:   Marran Ogilvie
     Title:  Vice President and                      Title:  General Counsel of Ramius
             General Counsel                                 Capital Group, LLC, its
                                                             Investment Advisor

                                                 LEONARDO L.P.

                                                 BY: ANGELO, GORDON & CO., L.P.,
                                                        ITS GENERAL PARTNER

                                                        By: /s/ FRED BERGER
                                                            ---------------------------------
                                                            Name:  Fred Berger
                                                            Title:  Chief Financial Officer

                                                 ELLIOTT ASSOCIATES, L.P.
                                                 BY: ELLIOTT CAPITAL ADVISORS, L.P., AS GENERAL PARTNER
                                                 BY: BRAXTON ASSOCIATES, INC., AS GENERAL PARTNER

                                                        By: /s/ ELLIOT GREENBERG
                                                            ---------------------------------
                                                            Name:  Elliot Greenberg
                                                            Title:  Vice President

                                                 WESTGATE INTERNATIONAL, L.P.
                                                 BY: ELLIOTT INTERNATIONAL CAPITAL ADVISORS INC.,
                                                        AS ATTORNEY-IN-FACT

                                                        By: /s/ ELLIOT GREENBERG
                                                            ---------------------------------
                                                            Name:  Elliot Greenberg
                                                            Title:  Vice President

                               SCHEDULE OF BUYERS

                                                          NUMBER OF SHARES OF
                                  INVESTOR ADDRESS AND    PREFERRED STOCK AND      INVESTOR'S ADVISORS AND
        INVESTOR NAME               FACSIMILE NUMBER            WARRANTS            LEGAL COUNSEL ADDRESS
        -------------               ----------------      ---------------------     ---------------------
Peconic Fund, Ltd.               666 Third Avenue         Preferred Stock:       Eleazer Klein, Esq.
                                 26th Floor               8,666.67               Schulte Roth & Zabel LLP
                                 New York, NY 10017                              900 Third Avenue
                                                          Warrants:              New York, NY  10022
                                 Fax:  (212) 845-7999     266,667                Phone: (212) 756-2376
                                                                                 Fax:  (212) 593-5955

Leonardo L.P.                    245 Park Avenue          Preferred Stock:       Eleazer Klein, Esq.
                                 26th Floor               8,666.67               Schulte Roth & Zabel LLP
                                 New York, NY 10167                              900 Third Avenue
                                 Ph:    (212) 692-2035    Warrants:              New York, NY  10022
                                 Fax:  (212) 867-6499     266,667                Phone: (212) 756-2376
                                                                                 Fax:  (212) 593-5955
                                 Attention:
                                 Ari J. Storch
                                 Adam J. Chill

Elliott Associates, L.P.         712 Fifth Avenue         Preferred Stock:       Eleazer Klein, Esq.
                                 36th Floor               4,333.33               Schulte Roth & Zabel LLP
                                 New York, NY 10019                              900 Third Avenue
                                                          Warrants:              New York, NY  10022
                                 Fax:  (212) 974-2092     133,334                Phone: (212) 756-2376
                                                                                 Fax:  (212) 593-5955

Westgate International, L.P.     712 Fifth Avenue         Preferred Stock:       Eleazer Klein, Esq.
                                 36th Floor               4,333.33               Schulte Roth & Zabel LLP
                                 New York, NY 10019                              900 Third Avenue
                                                          Warrants:              New York, NY  10022
                                 Fax:  (212) 974-2092     133,333                Phone: (212) 756-2376
                                                                                 Fax:  (212) 593-5955








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